                     EMPLOYMENT AND NONCOMPETITION AGREEMENT

         THIS EMPLOYMENT AND NONCOMPETITION AGREEMENT (the "Agreement") is made and entered into effective as of the 1st day of April, 2004 (the "Effective Date"), by and between Blackbaud, Inc., a South Carolina corporation (the "Company") and Robert J. Sywolski ("Executive").

                                    RECITALS

         WHEREAS, the Company and Executive entered into an Employment and Noncompetition Agreement on or about March 1, 2000 (the "2000 Employment Agreement"), the term of which will expire as of March 31, 2004; and

         WHEREAS, the Company and Executive desire to continue Executive's employment as the President and Chief Executive Officer of the Company; and

         WHEREAS, the Board of Directors ("Board") of the Company has determined what a reasonable compensation will be for Executive for the term of this present Agreement, and has offered Executive continued employment for such compensation and other benefits set forth herein, and Executive is willing to accept continued employment on such terms.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, and for other good and valuable new consideration, the receipt and sufficiency of which are acknowledged, IT IS HEREBY AGREED AS FOLLOWS:


                                    AGREEMENT

         1. Employment; Term. Subject to and upon the terms and conditions herein provided, the Company hereby agrees to employ Executive and Executive hereby agrees to be employed by the Company for the term of this Agreement, which term shall begin as of the Effective Date and shall continue until March 31, 2006 (the "Term") unless earlier terminated as provided herein.

         2. Executive Responsibilities. During the Term, Executive shall serve as President and Chief Executive Officer of the Company, and shall have the power and authority to conduct the business of the Company commensurate with the office of Chief Executive Officer. Executive shall perform duties consistent with Executive's knowledge, experience and position with the Company. In performing such duties, Executive shall be subject to and shall abide by all policies and procedures developed by the Company for, and all the rules and regulations applicable to, senior executives of the Company.

         During the Term, Executive shall devote his entire business time, energies, skills and attention to the affairs and activities of the Company and the discharge of his duties and responsibilities; provided, however, Executive shall be allowed to continue to serve on the Board of Directors of no more than three (3) outside for-profit companies and such additional boards of directors as have been or may be approved in advance by the Chairman of the Board of Directors; provided further, however, that Executive's ability to devote the required time, energies, skills and attention to perform his duties hereunder is not impaired. It is contemplated that Executive shall perform charitable and industry related work, and may serve on the board of directors of such organizations. For such time that Executive is the President and Chief Executive Officer of the Company, he shall be elected as a director of the Company.

         3. Compensation.

                  3.1 Base Salary. In consideration for the services provided hereunder, the Company shall pay to Executive an annual base salary of $525,000.00, subject to applicable federal, state and local payroll taxes, and other withholdings required by law or properly requested by Executive (the "Base Salary"). The Base Salary shall be payable in conformity with the Company's customary payroll practices. Such Base Salary shall be subject to annual review for increase in the sole discretion of the Company's Board.

                  3.2 Bonus.

                  (a) During the Term of this Agreement, Executive shall be eligible to receive a bonus ("Bonus Compensation"). The formula to be used to calculate the aggregate amount of Bonus Compensation payable for each year of this Agreement shall be based upon the formula set forth in the Company's 2004 Bonus Plan, attached hereto as Schedule 3.2 (a).

                  3.3 Additional Compensation. In addition to Base Salary and any Bonus Compensation, Executive shall be eligible for the following additional compensation.

                  a. Executive, at the Company's expense, shall be eligible to participate in all employee benefit plans and fringe benefits (including post retirement benefit plans and programs, if any) as may be provided by the Company from time to time on the same basis as other senior executives of the Company are eligible, subject to and to the extent that Executive is eligible under such benefit plans in accordance with their respective terms.

                  b. Executive shall be entitled to reasonable periods of paid vacation, personal and sick leave during the Term in accordance with the Company's policies regarding vacation and leaves for senior executives of the Company.

                  c. The Company shall pay or reimburse Executive for all of his out of pocket expenses reasonably incurred in the performance of his duties hereunder on behalf of the Company, including, but not limited to, overnight delivery charges, long distance telephone and facsimile charges and travel expenses (including airfare, hotels, car rental expenses and meals), all in accordance with the Company's expense reimbursement policy. Payment shall be due after the Company's receipt of Executive's invoice or expense report therefor and in accordance with the Company's expense reimbursement policies. In addition, the Company shall reimburse Executive in an amount up to $5,000.00 annually for professional fees incurred by Executive for income tax and estate planning, and up to $10,000 for Executive's out-of-pocket legal expenses incurred in connection with the negotiation of this Agreement.

                  d. During the Term, the Company shall provide the Executive with health and disability insurance, in scope and coverage equivalent to that provided to other senior executives of the Company; provided, however, that the disability insurance coverage shall be for an amount not less than 80% of Executive's Base Salary and such coverage may be provided by the Company supplementing benefits consistent with the Company's existing group disability policy.

                  e. Pursuant to the 2000 Employment Agreement, the Company granted Executive an option (the "Option") to purchase up to seven percent (7%) of the fully-diluted Common Stock of the Company, subject to the vesting schedule, terms, conditions and restrictions set forth in a the Option Agreement dated March 8, 2000, a copy of which is attached hereto as Exhibit A (the "Option Agreement"), and the Company's Stock Plan. In accordance with the 2000 Employment Agreement, the shares subject to the Option will vest immediately: (i) upon consummation of an initial public offering of the Company's stock, or
         (ii) upon a change of control. A "Change of Control" shall mean the consummation of (i) a merger or consolidation in which the shareholders of the Company immediately prior to the merger or consolidation cease to own at least 50% of the combined entity immediately following the merger or consolidation, or (ii) a sale of all or substantially all of the assets of the Company (other than to Hellman & Friedman Capital Partners III, L.P. and its affiliates or an entity in which they are the controlling members). Notwithstanding anything to the contrary in this Agreement, any Company stock plan, or the Option Agreement, in the event Executive is terminated by the Company without Cause, Executive shall have until the termination date of the Option Agreement to exercise such Option for shares vested at the date of such termination.

                  f. The Company will reimburse Executive for the costs of one
         (1) family membership in the Daniel Island Club.

                  g. The Company shall (i) provide Executive with a car comparable to those provided for senior executives of the Company or
         (ii) provide Executive an allowance for a car consistent with the allowance provided for senior executives of the Company. In either case, the Company shall either cover or reimburse Executive the reasonable costs of maintenance and upkeep therefor. Upon retirement of the Executive or upon termination or expiration of this Agreement, the Executive may purchase any such Company-owned automobile for its then book value.

                  h. The Company shall, upon retirement of the Executive or upon termination or expiration of this Agreement where the termination is other than For Cause, provide so long as commercially available, group health and life insurance plans for Executive and his spouse until the last to die of the Executive and his spouse, at the same level and on substantially similar terms and conditions as in effect for current employees of the Company, provided that such coverage shall continue only so long as Executive and/or his spouse, as applicable, shall reimburse the Company for the cost of such coverage.

                  i. With respect to the Option, in the event that the Company shall declare a cash dividend on the shares of common stock underlying the Option, and at such time, the Company does not have a class of securities registered under the 1933 Securities Act, the

         Company shall make a payment to Executive, as selected in writing by Executive, of either (i) a sum of cash equal to the amount of the aggregate dividend that would have been payable to Executive assuming for purposes of such calculation that Executive owned all of the shares of common stock underlying the Option, or (ii) a combination of fifty (50%) percent of the sum of cash payable under (i) above and a reduction in the per share strike price of the Option equal to fifty (50%) of the sum payable under (i) above. For example, if Executive owned an option to purchase 100,000 shares and at such time a dividend of $1.00 were declared, Executive would be entitled to receive either
         (i) $100,000 in cash or (ii) $50,000 in cash and a reduction of $.50 per share in the strike price of his options.


         With respect to each of the items of benefit listed in this Section 3 and any vesting or other criteria for eligibility applicable thereto, Executive shall be credited with length of service beginning as of the initial date of his employment by the Company, except as otherwise required by law.

         4. Termination.

                  4.1 For Cause By Company. During the Term, the Company may terminate Executive's employment under this Agreement at any time for "Cause" and Executive shall thereafter be entitled to no compensation or benefits under this Agreement, except for accrued but unpaid salary, vacation, benefits and reimbursements, through the date of termination. For purposes of this Agreement, "Cause" means:

                  a. Executive's conviction, that is final and non-appealable, of, or plea of nolo contendere to, any crime (whether or not involving the Company) that constitutes a felony in the jurisdiction involved (other than unintentional motor vehicle felonies and excluding routine traffic citations), other than a felony predicated exclusively on Employee's Vicarious Liability. "Vicarious Liability" for purposes of this Agreement shall mean any liability which is based on acts of the Company for which the Executive is charged solely as a result of his offices with the Company and in which he was not directly involved or did not have prior knowledge of such actions or intended actions.

                  b. any act of theft, fraud or embezzlement, or any other willful misconduct or willful dishonest behavior by Executive, which is materially detrimental to the business, operations of the Company;

                  c. Executive's continuing willful failure or refusal to perform his reasonably assigned duties (consistent with past practice of the Company) under this Agreement in accordance with Section 2 (other than due to his incapacity due to illness or injury), provided that such willful failure or refusal is not corrected as promptly as practicable, and in any event within thirty (30) days after Executive shall have received written notice stating the nature of such failure or refusal; or

                  d. Executive's violation of any of his material obligations contained in that certain Employee Nondisclosure and Developments Agreement dated as of the date hereof and attached as Exhibit B hereto.

         For purposes of this Agreement, no act or omission by Executive shall be willful if reasonably believed by Executive to be in or not contrary to, the best interests of the Company.

                  4.2 Without Cause by Company. During or after the Term, the Company may terminate Executive's employment under this Agreement at any time and for any reason without Cause. If the Company terminates Executive's employment pursuant to the provisions of this Section 4.2 during the Term (without cause), Executive shall, in addition to all accrued but unpaid Base Salary and Bonus Compensation through the date of termination, following such termination, receive a lump-sum amount equal to the Base Salary being paid to him immediately prior to such termination for the remainder of the Term along with such accrued rights as may be vested as of such date under any Company benefits and Bonus Compensation plans (the "Severance Payment"). In the event of any such termination, Executive shall be entitled to the applicable Severance Payment set forth above and no further severance or other compensation or benefits, except those specified under Section 3.3 (h).

                  4.3 Without Reason By Executive. During the Term, Executive may voluntarily terminate his employment by giving the Company written notice no less than ninety (90) days in advance of the effective date of such termination. If Executive voluntarily terminates his employment pursuant to the provisions of this Section 4.3, Executive shall not be entitled to receive any compensation or benefits for the period following the date of such termination other than the proceeds of, or payment of any benefits under, any pension plans or other similar plans in effect on the date thereof. In the event of any such termination, Executive shall be entitled to accrued and unpaid salary, vacation, benefits and reimbursements through the termination date and no further severance or other compensation or benefits.

                  4.4 For Good Reason by Executive. During the Term, Executive may terminate his employment under this Agreement at any time for "Good Reason." For purposes of this Agreement, "Good Reason" means:

                  a. Any materially adverse change or diminution in the office, title, duties, powers, authority or responsibilities of Executive, provided such change or diminution continues uncorrected for a period of thirty (30) days after the Company shall have received written notice stating the nature of such change or diminution;

                  b. The occurrence of a Change of Control, provided that within sixty (60) days after such occurrence or the date Executive is notified thereof, whichever is later, Executive gives the Company written notice of Executive's intention to terminate on an effective date of termination that is no less than ninety (90) days after the date of such notice; or

                  c. A failure of the Company to pay Executive any Base Salary, Bonus Compensation, benefits or, unless there is a good faith dispute, reimbursements that have become due and payable within 30 days after Executive has given the Company written notice of demand therefor.

                  d. A reduction in the Executive's then Base Salary or target Bonus Compensation or a material reduction of any material employee benefit or perquisite enjoyed by him (other than as part of an across-the-board change or reduction applicable to all senior officers of the Company).

                  e. A failure of the Executive to be elected as a director of the Company during the term of this Agreement or his removal from such position during such term.

                  f. A relocation of the Company's principal office, or the Executive's own office location as assigned to him by the Company, to a location more than 40 miles from Charleston, S.C. In the event that Executive elects not to terminate his employment under this Section 4.4, the Company shall promptly reimburse the Executive for the reasonable expenses he incurs in relocating his household and family from their present location to the location of his new office, without limitation, all expenses associated with selling his primary residence in Charleston, S.C. and all closing costs relating to his acquisition of a residence in the area of his new office, such a legal expenses.

                  g. Failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any purchaser (other than Hellman & Friedman Capital Partners III, L.P. and its affiliates or an entity in which they are the controlling members) of all or substantially all of the assets of the Company within 15 days after a sale or transfer of such assets.

         Within thirty (30) days after the occurrence of a termination for Good Reason, in addition to all accrued but unpaid Base Salary and Bonus Compensation through the date of such termination, Executive shall be entitled to receive the Severance Payment, and shall be entitled to receive continued coverage under
Section 3.3 (h).

                  4.5 Termination for Disability or Death. During the Term, Executive's employment may be terminated by either party in the event Executive suffers a physical or mental disability (as defined below) which, in the reasonable opinion of a medical doctor selected by the agreement of the Company and the Executive, renders him substantially unable to perform his duties under this Agreement. In the event that the parties cannot agree on a medical doctor, each party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose. To the extent that the expenses associated with any such medical determination are not covered by medical insurance, the Company shall bear all such costs. Executive shall be deemed to be permanently disabled in the event that Executive has been unable, for a period of ninety (90) consecutive days or one hundred eighty (180) nonconsecutive days during any 360-day period to perform the services contemplated hereby as a result of incapacity caused by a physical or mental illness or injury. If Executive is terminated under this Section 4.5, he shall be entitled to such benefits as are generally available under the Company's disability insurance policies, if any. Except as otherwise provided herein, if Executive dies or is terminated due to a disability under this Section 4.5, Executive or his estate shall be entitled to accrued and unpaid salary, vacation, benefits (including specifically the coverage provided under Section 3.3(h), reimbursements and Bonus Compensation prorated through the termination date and no further severance or compensation or benefits. Notwithstanding anything to the contrary in this Agreement, the Company's Stock Plan, or the Option Agreement, upon Executive's death or disability as defined herein, one-half (1/2) of the remaining unvested shares subject to the Option shall vest and Executive (or his estate) shall have until the termination date of the Option Agreement to exercise such Option.

                  4.6 No Mitigation: No Offset. In the event of any termination of employment under this Section 4, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain.

         5. Non-Disclosure. Executive executed an Employee Nondisclosure and Developments Agreement, a copy of which is attached hereto as Exhibit B, the terms and conditions of which are incorporated herein by reference as if fully set out.

         6. Possession. Executive agrees that upon termination of this Agreement, or upon request by the Company, Executive shall turn over to the Company all documents, files, office supplies and any other material or work product in his possession or control which were created pursuant to or derived from Executive's services to the Company.

         7. Noncompetition.

                  7.1 Noncompetition Provisions. Executive recognizes and agrees that the Company has many substantial, legitimate business interests that can be protected only by Executive agreeing not to compete with the Company or its subsidiaries under certain circumstances. These interests include, without limitation, the Company's contacts and relationships with its customers, the Company's reputation and goodwill in the industry, the financial and other support afforded by the Company, and the Company's rights in its confidential information. Executive therefore agrees that during his employment with the Company and for the one (1) year period of time following the termination of such employment, regardless of the manner or cause of such termination, he will not, without the prior written consent of the Company, engage in any of the following activities in the United States (the "Protected Zones"), relating to the Protected Businesses (as defined below):

                  a. engage in, manage, operate, control or supervise, or participate in the management, operation, control or supervision of, any business or entity which provides products or services directly competitive with those being actively developed, manufactured, marketed, sold or otherwise provided by the Company or its subsidiaries as of the date hereof (the "Protected Businesses") in the Protected Zones;

                  b. have any ownership or financial interest, directly or indirectly, in any entity in the Protected Zones engaged in the Protected Businesses, including, without limitation, as an individual, partner, shareholder (other than as an owner of an entity in which Executive owns less than 5% of the economic interests), officer, directly, executive, principal, agent or consultant;

                  c. solicit, acquire or conduct any Protected Business from or with any customers of the Company or its subsidiaries (as defined below) in the Protected Zones;

                  d. solicit any of the employees or independent contractors of the Company or its subsidiaries or induce any such persons to terminate their employment or contractual relationships with any such entities or take action contrary to the best interest of the Company; provided, however, this limitation against solicitation of employees or independent contractors shall not apply to up to two administrative level employees or independent contractors who may have worked closely with Executive (such as, for example, an executive assistant who Executive may wish to continue to work with); or

                  e. serve as an officer or director of, or hold an equity interest in, any entity engaged in any of the Protected Businesses in the Protected Zones.

         For purposes of this Section 7, customers of the Company or its subsidiaries shall include those customers to whom the Company or its subsidiaries were providing products or services at the termination of Executive's employment, or had proposals outstanding for the provision of services, at the time of such termination.

                  7.2 Separate Covenants. The parties understand and agree that the noncompetition agreement set forth in this Section 7 shall be construed as a series of separate covenants not to compete: one covenant for each country, state and province within the Protected Zone, one for each separate line of business of the Company, and one for each month of the noncompetition period. If any restriction set forth in this Section 7 is held by a court of competent jurisdiction to be unenforceable with respect to one or more geographic areas, lines of business and/or months of duration, then Executive agrees, and hereby submits, to the reduction and limitation of such restriction to the minimal effect necessary so that the provisions of this Section 7 shall be enforceable.

                  7.3 Limitation. Nothing contained in this Agreement or in Exhibit B attached hereto shall prohibit Executive from utilizing his skill, acumen or experience after a termination of his employment with the Company in any business not in violation of this Section 7 at any location not in violation of this Section 7.

         8. Indemnification.

                  8.1 General Indemnification Provisions. The Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation or bylaws or resolutions of the Company's Board of Directors, or if greater, by the laws of the State of Delaware, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Company or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

                  8.2 Insurance Coverage. The Company agrees to continue and maintain a directors and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other executive officers.

         9. Saving Provision. The Company and Executive agree and stipulate that the agreements set out in Sections 5 and 7 above are fair and reasonably necessary for the protection of the business, goodwill, confidential information, and other protectable interests of the Company in light of all of the facts and circumstances of the relationship between Executive and the Company. In the event a court of competent jurisdiction should decline to enforce those provisions, they shall be deemed to be modified to restrict Executive to the maximum extent which the court shall find enforceable; however, in no event shall the above provisions be deemed to be more restrictive to Executive than those contained herein.

         10. Injunctive Relief. Executive acknowledges that the breach or threatened breach of any of the nondisclosure or noncompetition covenants contained herein would give rise to irreparable injury to the Company, which injury would be inadequately compensable in money damages. Accordingly, the Company may seek and obtain a restraining order and/or injunction prohibiting the breach or threatened breach of any provision, requirement or covenant of this Agreement, in addition to and not in limitation of any other legal remedies which may be available. Executive further acknowledges and agrees that the agreements set out above are necessary for the protection of the Company's legitimate goodwill and business interests and are reasonable in scope and content.

         11. Enforcement. The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action against the Company by Executive or against Executive by the Company, whether predicated on this Agreement or otherwise.

         12. Governing Law. This Agreement, the employment relationship contemplated herein and any claim arising from such relationship, whether or not arising under this Agreement, shall be governed by and construed in accordance with the internal laws of the State of South Carolina, without regard to conflict of law principles.

         13. Waiver of Breach. The waiver of any breach of any provision of this Agreement or failure to enforce any provision hereof shall not operate or be construed as a waiver of any subsequent breach by any party.

         14. Notices. Any notice given to a Party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

If to the Company:         Blackbaud, Inc.
                           2000 Daniel Island Drive

                           Charleston, South Carolina 29492
                           Attention: Senior Vice President and General Counsel

If to the Executive:       Mr. Robert J. Sywolski
                           51 Legare Street
                           Charleston, South Carolina 29401


         With a copy to:
                           Edward G. R. Bennett
                           Evans, Carter, Kunes & Bennett, PA
                           115 Church Street
                           Charleston, South Carolina 29401

         15. Modification. This Agreement may be modified, and the rights, remedies and obligations contained in any provision hereof may be waived, only in accordance with this Section. No waiver by either party or any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought. No modification or waiver by the Company shall be effective without the consent of at least a majority of the members of the Board of Directors of the Company then in office at the time of such modification or waiver, excluding Executive's vote as a director on such matters.

         16. Entirety. This Agreement, including any exhibits hereto, as it may be amended pursuant to the terms hereof, represents the complete and final agreement of the parties and shall control over any other statement, representation or agreement by the Company (e.g., as may appear in employment or policy manuals). This Agreement supersedes in its entirety any prior negotiations, discussions or agreements, either written or oral, between the parties with regard or relating to the employment of Executive by the Company.

         17. Survival. The provisions of this Agreement relating to post-termination compensation (including, without limitation, the Severance Payment and related rights), confidentiality and noncompetition shall survive the expiration or termination of this Agreement.

         18. Severability. Without in any way limiting the provisions of Section 7.2, in case any one or more of the provisions contained in this Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed and reformed to the maximum extent permitted by law.

         19. Binding Effect; Successors. This Agreement shall inure to the benefit of Executive and his heirs, successors, personal representatives and assigns. Executive acknowledges that the services to be rendered by him thereunder are unique and personal in nature. Accordingly, Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The Company shall have the right to assign or transfer this Agreement to any successor of all of its business or assets; provided, however, that the Company shall require any such successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company (other than (i) a successor in connection with a reincorporation of the Company and (ii) Hellman & Friedman Capital Partners III, L.P. and its affiliates or an entity in which they are the controlling members) to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

         20. Arbitration. In the event of any dispute or claim arising out of or in connection with this Agreement or the enforcement of rights hereunder, such dispute or claim shall be submitted to binding arbitration in accordance with S.C. Code Ann. ss.15-48-10 et. seq., as amended, and the then current rules and procedures of the American Arbitration Association ("AAA"). The arbitrator shall be selected by an agreement of the parties to the dispute or claim from the panel of arbitrators selected by the AAA, or, if the parties cannot agree on an arbitrator within thirty (30) days after the notice of a party's desire to have a dispute settled by arbitration, then the arbitrator shall be selected by the AAA in Charleston, South Carolina. The arbitrator shall apply the laws of the State of South Carolina, without reference to rules of conflict of law or statutory rules of arbitration, to the merits of any dispute or claim. The determination reached in such arbitration shall be final and binding on all parties hereto without any right of appeal or further dispute. Execution of the determination by such arbitration may be sought in any court of competent jurisdiction.

         In the event of any arbitration as provided under this Agreement, or the enforcement of rights hereunder, the arbitrator shall have the authority to, but shall not be required to, award the prevailing party its costs and reasonable attorneys' fees.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

         IN WITNESS WHEREOF, the undersigned have executed this Employment and Noncompetition Agreement effective as of the day and year first set forth above.

                                          COMPANY:
                                          -------

                                          BLACKBAUD, INC.



                                          By:    /s/ Marco W. Hellman
                                                 -------------------------------
                                          Name:  Marco W. Hellman
                                                 -------------------------------
                                          Title: Chairman
                                                 -------------------------------


                                          EXECUTIVE:
                                          ---------

                                          /s/ Robert J. Sywolski
                                          --------------------------------------
                                          Robert J. Sywolski

                                    EXHIBIT A
                                    ---------

                             STOCK OPTION AGREEMENT

                                    EXHIBIT B
                                    ---------

                EMPLOYEE NONDISCLOSURE AND DEVELOPMENTS AGREEMENT

         THIS EMPLOYEE NONDISCLOSURE AND DEVELOPMENTS AGREEMENT IS made and entered into this 1st day of April, 2004, by and between Blackbaud, Inc., a South Carolina corporation (the "Company") and Robert J. Sywolski (the "Employee").

         WHEREAS, the Company desires to employ the Employee subject to the terms and conditions set forth herein; and

         Employee desires to be employed by the Company and is willing to agree to the terms and conditions set forth herein; and

         Employee understands that, in its business, the Company has developed and uses commercially valuable technical and nontechnical information and that, to guard the legitimate interests of the Company, it is necessary for the Company to keep such information confidential and to protect such information as trade secrets or by patent or copyright; and

         Employee recognizes that the computer programs, system documentation, manuals and other materials developed by the Company are the proprietary information of the Company, that the Company regards this information as valuable trade secrets and that its use and disclosure must be carefully controlled; and

         Employee further recognizes that, although some of the Company's customers and suppliers are well known, other customers, suppliers and prospective customers and suppliers are not so known, and the Company views the names and identities of these customers, suppliers and prospective customers and suppliers, as well as the content of any sales proposals, as being the Company's trade secrets; and

         Employee further recognizes that any ideas, software or company processes that presently are not being sold, and that therefore are not public knowledge, are considered trade secrets of the Company; and

         Employee understands that special hardware and/or software developed by the Company is subject to the Company's proprietary rights and that the Company may treat those developments, whether hardware or software, as either trade secrets, copyrighted material or patentable material, as applicable; and

         Employee understands that all such information is vital to the success of the Company's business and that Employee, through Employee's employment, has or may become acquainted with such information and may contribute to that information through inventions, discoveries, improvements, software development, or in some other manner;

         NOW, THEREFORE, in consideration of the foregoing premises and Employee's continuation of employment, the parties agree as follows:

         1. Employee will not at any time, whether during or after the termination of his employment, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party that the Company is under an obligation to keep confidential (including, but not limited to, trade secrets or confidential information respecting inventions, research, products, designs, methods, know-how, formulae, techniques, systems, processes, software programs, works of authorship, customer lists, projects, plans and proposals), except (i) as may be required in the ordinary course of performing his duties as an employee of the Company or (ii) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information, and Employee shall keep secret all matters entrusted to him and shall not use or attempt to use any such information in any manner that may injure or cause loss to the Company.

         2. If at any time or times during Employee's employment, Employee shall (either alone or with others) make, conceive, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) that relates to the business of the Company or any of the products or services being developed, manufactured or sold by the Company or that may be used in relation therewith (herein called "Developments"), such Developments and the benefits thereof shall immediately become the sole and absolute property of the Company and its assigns, and Employee shall promptly disclose to the Company each such Development and hereby assigns any rights Employee may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto to the Company. Upon the request of the Company and without further remuneration by the Company, but at the expense of the Company, the Employee will execute and deliver all documents and do other acts which are or may be necessary to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain, extend and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such developments.

         3. During the Employee's employment, and for a period of one (1) year thereafter, the Employee will not solicit business from any person or entity to whom the Company or any of its affiliates has sold its products or services; nor shall the Employee (except as permitted in Section 7.1(d) of the Employee's employment agreement with the Company) contact, communicate with, solicit or attempt to recruit or hire, any employee of the Company or any of its affiliates with the intent or effect of inducing or encouraging said employee to leave the employ of the Company or any of its affiliates or to breach other obligations to the Company.

         4. Employee understands that this Agreement does not create an obligation on the Company or any other person or entity to continue Employee's employment.

         5. Employee represents that the Developments, if any, identified on Exhibit A attached hereto comprise all the unpatented and uncopyrighted Developments that Employee has made or conceived prior to or otherwise not in connection with Employee's employment by the

Company, which Developments are excluded from this Agreement. Employee understands that it is necessary only to list the title and purpose of such Developments but not the details thereof.

                  Employee further represents that Employee's performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by Employee in confidence or in trust prior to Employee's employment by the Company. Employee has not entered into, and Employee agrees he will not enter into, any agreement either written or oral in conflict herewith.

         6. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

         7. Employee hereby agrees that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then exist.

         8. Employee's obligations under this Agreement shall survive the termination of Employee's employment regardless of the manner of such termination and shall be binding upon Employee's heirs, executors, administrators and legal representatives.

         9. The term "Company" shall include Blackbaud, Inc. and any of its subsidiaries, subdivisions or affiliates. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns. This Agreement may be amended only in a writing signed by each of the parties hereto.

         10. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina. This Agreement may be executed in counterparts, but all such counterparts shall together constitute one and the same instrument.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

         IN WITNESS WHEREOF, the undersigned have executed this Employee Nondisclosure and Developments Agreement as a sealed instrument as of the date first above written.

                                         EMPLOYEE:
                                         --------

                                         /s/ Robert J. Sywolski           (SEAL)
                                         ---------------------------------
                                         Robert J. Sywolski




                                         COMPANY:
                                         -------


                                         BLACKBAUD, INC.


                                         By:    /s/ Marco W. Hellman
                                                --------------------------------
                                         Name:  Marco W. Hellman
                                         Title: Chairman

                                    EXHIBIT A
                                    ---------

                         PRIOR DEVELOPMENTS BY EMPLOYEE


None

                                 SCHEDULE 3.2(a)
                                 ---------------


         The following summarizes Executive's annual bonus plan for 2004. The key elements of the plan are as follows:


1. Consistent with Executive's existing employment contract, Executive will have a guaranteed minimum bonus of $100,000.


2. For payments above the guaranteed minimum, Executive's plan will resemble the Blackbaud Corporate Incentive Plan but will also include a subjective portion administered at the board's discretion. Executive's bonus will be based 80% on attainment of key financial goals (the "Quantitative Award") and 20% on the board's subjective evaluation of Executive's performance (the "Subjective Award"). Executive's target bonus will be $425,000 based on achievement of the financial plan and full utilization of the Subjective Award. Amounts could be greater or less than this amount based on actual results and the board's review of Executive's performance.


3.       The Quantitative Award will function as follows:

         o Performance against Board-approved budget, both Revenue and "Adjusted" EBITDA (EBITDA before bonus expense), will determine the size of Executive's award.

         o In calculating performance achievement, Revenue will receive a 70% weighting and "Adjusted" EBITDA a 30% weighting.

         o Actual Revenue and Actual "Adjusted" EBITDA must both achieve at least 90% of budget in order for Executive to qualify for a bonus exceeding the guaranteed minimum. Less than 90% performance against either budget will result in a payment of the guaranteed minimum amount.

         o Executive's Quantitative Award will be determined based upon a factor calculated as follows:

                  Factor = .7 x Actual Revenue + .3 x Actual "Adjusted" EBITDA
                                --------------        ------------------------
                                Budgeted Revenue      Budgeted "Adjusted" EBITDA

                  When the factor equals 1.00, Executive's Quantitative Award will be 100% of the target. For each .01 that the factor is greater or less than 1.00, Executive's award changes by 5% of "target" down to a minimum of 50% and a maximum of 200%.

         o Executive's target Quantitative Award will be $340,000. The maximum award at a factor of 1.20 will be $680,000 and the minimum award at a factor of .90 will be $170,000.


4. The Subjective Award, targeted at $85,000, will as always require Executive's usual (exceptional!) performance.


5. Bonus payment will occur within 30 days following finalization of year-end results.